UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2008

PROLINK HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-25007	65-0656268
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 South Benson Lane Chandler, AZ	85224
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 961-8800

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On February 1, 2008, ProLink Holdings Corp. (the “Company”) terminated its Second Amended and Restated Exclusive Licensing and Distribution Agreement with Elumina Iberica, S.A. (“Elumina”), dated April 9, 2007 (the “Elumina Agreement”). The Company’s entry into the Elumina Agreement was reported in its Current Report on Form 8-K filed with the Securities and Exchange Commission on April 13, 2007, which is incorporated herein by reference.

The Company terminated the Elumina Agreement due to disagreements between the parties with respect to Elumina’s obligations thereunder which caused the Company’s Board of Directors and management to determine that it was prudent and in the best interests of the Company and its stockholders to terminate the Elumina Agreement. The Company will not incur any termination costs or penalties as a result of the termination of the Elumina Agreement.

A copy of the press release announcing the termination of the Elumina Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated February 4, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLINK HOLDINGS CORP.

Dated: February 7, 2008

/s/ Lawrence D. Bain Lawrence D. Bain Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press Release dated February 4, 2008